As filed with the Securities and Exchange Commission on March 31, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Covidien Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0518045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

131 Front Street, Hamilton, HM 12, Bermuda

(Address of Principal Executive Offices)

Covidien Ltd. 2007 Stock and Incentive Plan (as amended and restated)

(Full title of the plan)

John H. Masterson

Senior Vice President and General Counsel

Covidien

15 Hampshire Street, Mansfield, Massachusetts 02048

(Name and address of agent for service)

(508) 261-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Shares, $0.20 par value per share	24,002,521	$33.15	$795,683,572	$44,400

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such additional Common Shares that become available under the foregoing plan in connection with changes in the number of outstanding Common Shares because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of Covidien Ltd.’s Common Shares, par value $0.20 per share, on March 26, 2009, as reported by the New York Stock Exchange, which was $33.15.

EXPLANATORY NOTE

This registration statement is filed for the purpose of registering 24,002,521common shares (the “Common Stock”) of Covidien Ltd. (the “Company”) issuable pursuant to the Company’s amended and restated 2007 Stock and Incentive Plan (the “Amended Plan”), which Common Stock is in addition to the 24,843,452 shares of Common Stock currently registered on the Company’s registration statement on Form S-8 filed on July 3, 2007 (File No. 333-144309) (the “Prior Registration Statement”). This registration statement relates to the securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to Instruction E to Form S-8, this registration statement incorporates by reference the Prior Registration Statement, to the extent not modified by this registration statement.

ITEM 8.	EXHIBITS

Exhibit No.	Description

5.1	Opinion of counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Covidien certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mansfield, Commonwealth of Massachusetts, on this 31st day of March, 2009.

COVIDIEN LTD. (Registrant)

By:	*
Richard J. Meelia Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

* Richard J. Meelia	Chairman, President and Chief Executive Officer (principal executive officer)	March 31, 2009

* Charles J. Dockendorff	Executive Vice President and Chief Financial Officer (principal financial officer)	March 31, 2009

* Richard G. Brown, Jr.	Vice President, Chief Accounting Officer and Controller (principal accounting officer)	March 31, 2009

* Richard J. Meelia	Authorized Representative in the United States	March 31, 2009

* Dennis H. Reilley	Director	March 31, 2009

* Craig Arnold	Director	March 31, 2009

* Robert H. Brust	Director	March 31, 2009

* John M. Connors, Jr.	Director	March 31, 2009

* Christopher J. Coughlin	Director	March 31, 2009

Name	Title	Date

* Timothy M. Donahue	Director	March 31, 2009

* Kathy J. Herbert	Director	March 31, 2009

* Randall J. Hogan, III	Director	March 31, 2009

* Tadataka Yamada	Director	March 31, 2009

* Joseph A. Zaccagnino	Director	March 31, 2009

A Majority of the Board of Directors.

*	The undersigned does hereby sign this Registration Statement on behalf of the above indicated individual pursuant to a power of attorney executed by such individual.

By:	/s/ John H. Masterson
John H. Masterson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney